Exhibit 5.1

633 West 5th Street, Suite 4000 Los Angeles, CA 90071

October 19, 2021

Allarity Therapeutics, Inc. 210 Broadway, Suite 201 Cambridge, MA 02139
Re:	Registration Statement on Form S-4

SEC File No.: 333-258968

Ladies and Gentlemen:

We act as counsel to Allarity Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing and preparing of the registration statement on Form S-4 (File No. 333-258968), as amended (the “Registration Statement”), originally filed on August 20, 2021 with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of (i) up to 10,804,484 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) up to 925,841 shares (the “Compensatory Shares,” and together with the Shares, the “Securities”) of the Company’s Common Stock underlying officer and director warrants or other equity-based awards (each, a “Compensatory Warrant”), in connection with the contemplated transaction (the “Recapitalization Share Exchange”) pursuant to the Plan of Reorganization and Asset Purchase Agreement, dated as of May 20, 2021, as amended and restated on September 23, 2021 (and including the exhibits thereto, the “Reorganization Agreement”), by and among the Company, Allarity Acquisition Subsidiary, Inc., a Delaware corporation, and Allarity Therapeutics A/S, an Aktieselskab organized under the laws of Denmark.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Certificate of Incorporation of the Company, as amended and as currently in effect (the “Certificate of Incorporation”), (iii) the amended and restated bylaws of the Company, as currently in effect (the “Bylaws”), (iv) the corporate minutes and other actions of the Company, (v) the Reorganization Agreement, and (vi) the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering the opinions expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

ARIZONA • CALIFORNIA • COLORADO • CONNECTICUT • DELAWARE • FLORIDA • GEORGIA • ILLINOIS • INDIANA • KANSAS • KENTUCKY • LOUISIANA MARYLAND • MASSACHUSETTS • MINNESOTA • MISSOURI • NEVADA • NEW JERSEY • NEW MEXICO • NEW YORK • NORTH CAROLINA • OHIO OREGON • PENNSYLVANIA • RHODE ISLAND • TENNESSEE • TEXAS • UTAH • VIRGINIA • WASHINGTON • WASHINGTON D.C. • WEST VIRGINIA

October 19, 2021

We express no opinions other than as specifically set forth herein. We are opining solely on as to the General Corporation Law of the State of Delaware (the “DGCL”) and we express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state securities law, rule or regulation relating to the Securities, or to the sale or issuance thereof. This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the issuance of the Shares has been duly authorized and, upon issuance and delivery in accordance with, and for the consideration provided in the Reorganization Agreement, the Shares will be validly issued, fully paid and non-assessable; and (ii) the Compensatory Shares, when issued against payment of the exercise price therefor and in accordance with the terms of each Compensatory Warrant, and in accordance with the Reorganization Agreement, will be duly and validly authorized, fully paid, and non-assessable.

In rendering the foregoing opinion, we have assumed that at or prior to the time of the delivery of any Securities, (i) the Registration Statement will have been declared effective under the Act and that the registration will apply to all of the Securities and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such Securities, and (ii) the transaction contemplated by the Reorganization Agreement will be consummated in accordance with the Reorganization Agreement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm therein under the caption “Legal Matters.” In giving our consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert,” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ LEWIS BRISBOIS BISGAARD & SMITH LLP
LEWIS BRISBOIS BISGAARD & SMITH llp

LEWIS BRISBOIS BISGAARD & SMITH LLP

www.lewisbrisbois.com